UNITED STATES
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On June 30, 2010, NRG Energy, Inc. presented the following materials to RiskMetrics Group.

NRG Energy: Aligned with and Delivering Shareholder Value June 30, 2010 Denise Wilson, Chief Administrative Officer Nahla Azmy, Senior Vice President, Investor Relations

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as "expect," "estimate," "should," "anticipate," "forecast," "plan," "guidance," "believe" and similar terms. Such forward-looking statements include our strategic growth strategies and Capital Allocation Plan. Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale and retail power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, successful partnering relationships, receipt of Federal loan guarantees, changes in the wholesale and retail power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, the inability to implement value enhancing improvements to plant operations and companywide processes, our ability to realize value through our commercial operations strategy, and our ability to achieve the expected benefits of our Capital Allocation Plan and RepoweringNRG projects. NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG's actual results to differ materially from those contemplated in the forward-looking statements included in this Investor Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG's future results included in NRG's filings with the Securities and Exchange Commission at www.sec.gov. Statements made in connection with the exchange offer are not subject to the safe harbor protections provided to forward-looking statements under Private Securities Litigation Reform Act.

Agenda I. Sector and Company Overview NRG in Supply Chain Industry Fundamentals NRG Board & Management 6-Year Track Record NRG Business & Financial Strategic and Beneficial Execution II. NRG vs. Peer Relative Performance: 2009 Year in Review 2009 NRG Record Performance Results Review and Comparison of NRG and Peer Strategies 2009 Industry Performance Retrospective III. Pay for Performance Review NRG Financial Record vs. Share Performance NRG Relative Comparison to Peers vs. Utilities GICS Group Compensation Review Investor Profile and Overview NRG Recognition in Financial Community & Industry

I. Company Overview

I. Company Overview

Listed: **NYSE (NRG); INDICES: S&P 500, Russell 1000**

Market Cap.: ~**$6 billion**

Employees: ~**4,300**

Generating Assets: **~23,500 MW[(1)] , primarily in four domestic regions**

Fuel Supply
- Oil, gas, coal companies

Fuel Transportation
- Common carriers: Pipelines, Trains, Ships

NRG — Power Generation
- Investor and Government Owned Utilities
- Merchant Generator (NRG, etc.)

Transmission
- From Generator to Distribution substation

Distribution
- From Distribution substation to home or business

Reliant Energy — Retail (Customer)
- Residential, commercial, and industrial

NRG US Wholesale generation totaling 23,475 MW[(1)]
- 10,660 MW gas
- 7,560 MW coal
- 3,715 MW oil
- 1,175 MW nuclear
- 365 MW renewables

Reliant Energy retail[(2)]: Serves nearly 1.6 mm customers
- Mass Market: 2nd largest in Texas with ~28% market share
- C&I: largest in Texas with over 35 TWh annual sales

(1) MW data as of December 31, 2009; Does not include the 2010 acquisition of South Trent Wind Farm (101 MW) and International assets (1,005 MW)

(2) Reliant retail acquisition completed May 2009

NRG: The center of the competitive power industry value chain

4

I. Power Industry: Key Characteristics Fundamental Truths Strategic Consequences Capital intensive commodity cyclical business/not labor intensive Competitive generators cannot "rationalize staff" their way to success; need to increase margins Balance sheet management and continuous access to capital are critical Assets relatively illiquid and totally immovable Need to build on what we have, where we have it Need to have capacity around chronic transmission constraints Electricity is a uniquely volatile commodity because it can not be stored Trading consequences - supplier with assets has better information Market consequences - supplier should be paid for capacity Electricity prices are supply\demand driven, with the key being supply The more supply you have, the more flexibility you have to optimize your portfolio Regional diversity critical since supply dynamics in various markets are not correlated Electricity prices, in our core markets, are fundamentally driven by the underlying fuel price The "single-price auction system" means that gas, the marginal fuel, has primacy in a multi-commodity mindset Portfolio consequences - fuel is a proxy for storage in most of our markets Board and executive management decisions at NRG tie back to these five industry truths

I. NRG Board of Directors & Management: Committed to and Aligned with NRG Stockholders

Composition of NRG Board of Directors

- **Independence**: Most members selected by the creditors' committee during our bankruptcy proceeding (2003); No Director has prior relationship with CEO
- **Separation from Management**: Chairman and CEO are separate positions
- **Complementary Experience and Qualifications**: Depth in power industry, financial matters, key commodities, regulatory and environmental affairs, core markets and prior roles in executive management and Board functions

6-Year Track Record of NRG Execution and Outperformance(1)


Share Price ($)
12/03 – 3/04 Emergence from bankruptcy with new management with focus on prudent balance sheet & risk management and portfolio maximization
3-05 Launched FORNRG initiative achieving ~$250M in pre-tax income in 3 yrs
12-05 to 3-06 West Coast Power acquisition announcement & close
10-05 to 2-06 Texas Genco acquisition announcement and close
6-06 Launched RepoweringNRG initiative
11-06 Texas Hedge Reset
9-07: Filed COLA for STP 3&4 (1st in 30 years)
3-08: NRG forms NINA; partnership with Toshiba ($300M to NRG)
10-08: EXC launches hostile takeover attempt
2-09: Announced 2008 full year strong results
3-09 to 5-09: Reliant Energy retail acquisition announced & closed
5-09: NRG 1 of 4 finalists for DOE loan guarantee
Global Financial Crisis
6-09: EXC withdraws offer after ~75% of voting shareholders were in favor of NRG
5-10: Announced record Q1 2010 results & TEPCO partnership in NINA
2-10: Announced record full year 2009 results
12/01/2003
03/01/2004
06/01/2004
09/01/2004
12/01/2004
03/01/2005
06/01/2005
09/01/2005
12/01/2005
03/01/2006
06/01/2006
09/01/2006
12/01/2006
03/01/2007
06/01/2007
09/01/2007
12/01/2007
03/01/2008
06/01/2008
09/01/2008
12/01/2008
03/01/2009
06/01/2009
09/01/2009
12/01/2009
03/01/2010

(1) Data reflects NRG trading period from 12/2/2003 through 6/1/2010

A six-year track record of stockholder value creation and returns, before broad market dislocation swamped the energy sector

6

I. Commercial Ops: Spot Price Volatility of Various Traded Commodities Chart represents annualized volatilities of spot price calculated as 60-day standard deviation of log returns of daily spot prices Source: LIM Volatility of power, gas and oil commodities can and must be managed Comparison of Spot Price Volatilities(1)

I. Prudent Risk Management of Commodity Price Exposure

NRG

Countercyclical Businesses



High wholesale prices, low retail margins
Retail Margin
Prices
Wholesale Margin
Low wholesale prices, high retail margins
Now
Time

Baseload Generation and Retail Hedge Position(1)(2)(5)(7)



117%
74%
73%
42%
50%
22%
30%
8%
12%
2010
2011
2012
2013
2014
Baseload Hedged Energy
Open Baseload Energy
Priced Load
Un-priced Load

Coal and Transport Hedge Position(5)(6)(7)



101%
95%
70%
94%
57%
93%
17%
78%
17%
78%
2010
2011
2012
2013
2014
Hedged Coal
Open Coal
Transportation Hedged
Open Transportation

Baseload Gas Price, Coal and Heat Rate Sensitivity(3)(4)(7)



($ In millions)
(10)
(51)
NM
28
114
(12)
56
216
(17)
82
307
(35)
108
394
(35)
2010
2011
2012
2013
2014
HR Sensitivity
Gas Sensitivity
Coal Sensitivity

(1) Portfolio as of 4/16/2010. Data in 2010 is from May'10 to Dec'10; (2) Retail Priced Loads are 100% hedged; (3) Gas price sensitivity reflects gross margin change from $1/mmBtu gas price. This $1/mmBtu change is 'equally probable' to both 0.34 mmBtu/MWh move in heat rate as well as a $1.465/ton move in PRB; (4) Sensitivities were based on hedge positions as of 4/16/2010; (5) Indian River unit 3 is assumed to be retired by the end of 2013; (6) Excludes coal inventory; (7) Q on Q changes due to revised portfolio dispatch estimates as well as incremental hedges

A five year forward hedge strategy to mitigate volatility risk and optimize earnings and cash flows during both down-cycles and up-cycles in order to enable "balanced capital allocation program"

8

2004 2005 2006 2007 2008 2009 Liquidity 1557 758 2227 2715 3364 3794 Cash 1214 570 839 1161 1504 2306 Liquidity 758 2227 2715 3364 I. NRG Delivers Six Years of Consistent Financial Performance (1) See Reg G's for detailed Adjusted EBITDA and Adjusted Recurring Free Cash Flow calculations (2) 2006 liquidity and cash balances include ITISA while 2008 and 2009 exclude funds deposited by counterparties of $760M and $177M, respectively 2004 2005 2006 2007 2008 2009 Adjusted EBITDA 912 731 1476 2240 2291 2618 Adjusted FCF 533 365 759 1369 1348 1734 Liquidity 758 2227 2715 3364 EBITDA and Adjusted Recurring FCF(1) Key Financial Performance Indicators Liquidity & Cash(2) Increased FCF and improved liquidity in spite of economic downturn that impacted electric demand and commodity prices

I. Financial Overview: Past and Future 6 Years of Consistent Balanced Capital Allocation A "balanced" and "value optimized" Capital Allocation Plan that is weighted towards that which provides greatest shareholder return Business Reinvestment $1.5B Debt Paydown $2.4B Share Repurchases $2.4B Repowering $1.1B 33% of total Capital Allocation Plan Capital Allocation ~ $10.0B1 2010 through 2015 Uncommitted and Available for highest value allocation 40% 40% Reinvestment in Growth Return of Capital to Stakeholders Pay Down Debt Business Reinvestment Shareholder Return 20% Capital Allocation - $7.4B 2004 through 2009 1 As of February 2010

I. NRG Six-Year Transformation: Business and Financial Track Record

($ in millions)	2004	2009	Improvements (↑)	
BUSINESS PROFILE				
Management Background/Tenure	New CEO, CFO No CAO or COO	CEO: Crane- 6 years CFO: Flexon- 6 years[1]; Schade- ½ year COO: Ragan- 1.5 years CAO: Wilson- 2.5 years[1]		↑
Geographical Diversity	3 Regions	4 Regions	33%	↑
Retail Business	No	Yes	nm	↑
Total MW	15,400MW	24,480MW	59%	↑
Average Age of Baseload fleet	38	29	-24%	↑
5 Year Average Baseload MW Hedged (%)	1,396 MW (55%)	3,607 MW (50%)	nm	↑
Strategic Hedging Collateral Position	Cash	1st Lien	nm	↑
Cumulative Corporate Debt Reduction	$0	$2,400	nm	↑
Cumulative Share Repurchases	$405	$2,425	499%	↑
FINANCIAL PROFILE				
EBITDA	$912	$2,618	187%	↑
Adjusted Free Cash Flow	$533	$1,734	225%	↑
Liquidity	$1,557	$3,794	144%	↑
Enterprise Value	$6,281	$12,507	99%	↑
CREDIT/STATS				
Total Debt/Adj. EBITDA	3.82	3.22	-16%	↑
Adj. EBITDA/Interest	3.09	4.20	36%	↑
FFO/Total Debt	16.7%	23.1%	38%	↑
Net Debt/Total Cap	46.9%	43.5%	-7%	↑
Net Debt/EV	55.5%	67.3%	21%	↑
CORPORATE CREDIT RATINGS				
S&P	B+	BB-		↑
Moody's	B2	Ba3		↑

[1] During his 6 years as CFO, Bob Flexon assumed the position of COO from April 2008 to January 2009, at which time Clint Freeland assumed the position of CFO. Bob left the position of CFO at NRG effective November 2, 2009 to assume the position of President and Chief Executive Officer of Foster Wheeler USA Corporation; Denise Wilson net tenure as CAO as she left company for period between March 2007 – September 2008

Positioned NRG as industry leader with value-enhancing growth for 21st century

11

I. NRG Share Price Performance vs. Power Sector Peers and Indices Relative Price Performance1 NRG has meaningfully outperformed sector comparables as well as broader markets (SPX) 1) Data includes trading period from 12/2/2003 through 6/1/2010; Regulated average includes SO, AEP, DUK, XEL, PGN; Hybrid average includes EXC, PEG, CEG, ETR, FPL, PPL, AYE; IPP (pure merchant/wholesale generators) includes those with coal portfolios (RRI, MIR, DYN) and excludes gas only generator CPN (which began trading 1/16/08)

II. NRG vs. Peers Relative Performance: 2009 Year in Review

II. Record Financial Achievements in 2009 Record Adjusted EBITDA: $2,618 million Record Adjusted Cash from Operations: $1,862 million Record Adjusted Recurring Free Cash Flow: $1,734 million Record Liquidity: $3,794 million Record Cash: $2,306 million Completed 2009 Capital Allocation Plan Announced and closed in 2 months acquisition of Reliant Retail for ~$360 million $500 million of common share repurchases Term Loan B Debt repayment of $429 million and $181 million debt and interest repayments for Common Stock Finance (CSF) II $577 million of maintenance, environmental and Repowering, net capital investments 2009 represented a record year in NRG 6-year history despite a recession for the 2nd year in a row

5. Smart Grid Services 4. Move on cash accretive opportunistic acquisitions well below replacement cost 4. Electric Vehicle Ecosystems 3. Fast start, high efficiency gas-fired capacities in each region 3. Pursue traditional repowering of projects on existing sites in excess of WACC 2. Renewables... with a concentration in solar 2. Mitigate risk through optimal hedging of baseload and retail and retain optionality on gas fleet 1. Low carbon baseload (primarily nuclear) 1. Focus on operational excellence Priorities: Priorities: Transforming to a post-hydrocarbon provider of sustainable energy solutions ("Energizing Lifestyles") Perfecting the current competitive power generator model in our core markets 5. Drive appropriate capital allocation NRG will perfect its core business while using the financial strength of that business springboard to become the first 21st century power company II. NRG: A Mutually Reinforcing Dual Strategy

IPPs: Brownfield/ Repowering DYN MIR RRI Stock Buyback Debt Reduction Cost Reductions Commodity Price Recovery Asset Sales Asset Acquisitions Renewable Development Energy Service Solutions (Eg. EV, Smart Grid/Smart Meter) Fossil Nuclear II. Comparison of Coal-Based IPP Peer Strategies Defensive Strategies Offensive Strategies Peers are almost uniformly in defensive posture while NRG is positioned for growth Note: Chart based on company public disclosure NRG

II. NRG vs. Sector Peer and Indices Relative Performance



2009 Total Return (12/31/2008=0%)
40%
20%
0%
-20%
-40%
-60%
-80%
12/31/08
03/31/09
06/30/09
09/30/09
12/31/09
Mar. 2nd – Announces Retail Acquisition from RRI
Apr. 30th – NRG announces Q1 results and close of Retail Acq. 1 month ahead of schedule
Jul 21st –EXC withdraws unsolicited offer
Oct 29th - NRG reports 3Q earnings and initiates 2010 guidance
Feb. 12th – 2008 Record Full Year Earnings
July 30th – NRG reports Q2 earnings
May. 7th – DOE selects STP 3&4 as 1 of 4 for loan guaranty program
Jun 26th – House passes Waxman-Markey climate bill
Nov 19th - NRG holds Investor Conference
Dec 12th - CPS litigation begins as CPS submits claims to TX state court
S&P 500
UTY
HYBRID
COAL-BASED IPP
NRG
NYMEX Natural Gas

Historical Price Performance	
Ticker	2009 Change (1yr)
NRG	1%
Coal-Based IPP Average	-10%
Hybrid Average	7%
UTY	5%
SPX	26%
NYMEX Natural Gas	1%

1) Data includes trading period from 12/31/2008 through 12/31/2009; Note: Hybrid average includes EXC, PEG, CEG, ETR, FPL, PPL, AYE; IPP (pure merchant/wholesale generators) includes those with coal portfolios (RRI, MIR, DYN) and excludes gas only generator CPN (which began trading 1/16/08)

NRG 2009 record financial performance overshadowed by recession, weak commodity prices, and environmental uncertainties

17

II. NRG Then, Now, and Future: Well Positioned vis-a-vis all Industry Uncertainties A solid foundation to build on for the future Market Perceived "Industry Risks" NRG Position Details Prolonged slump in electricity demand High growth Texas is our core market 1500 people move to Texas every day Expensive future environmental regulation of coal plants "All coal plants are not created equally" Bigger, newer and lower emissions than most coal portfolios (coupled with recovery of significant portion of costs for South Central plants) Natural gas is in abundant supply and easy to fund and produce so that it could be in weak pricing territory for the near to medium term Diversified EBITDA increasingly not correlated to natural gas prices Retail (inversely correlated) Renewables (not correlated) Electric Vehicles (inversely correlated) Enhanced Oil Recovery (inversely correlated) Wall Street still too weak to support a capital intensive sub-investment grade industry Financial strength Record Liquidity First lien structure supports hedging

III. Pay for Performance

2004 2005 2006 2007 2008 2009 2010E Adjusted EBITDA (1) 0.912 0.731 1.476 2.24 2.291 2.618 2.2 Stock Price (2) 18.03 23.56 28.01 43.34 23.33 24.95 22.94 Adjusted CFO (1) 0.644 0.068 1.473 1.517 1.436 1.862 1.425 Financial performance focused on strong cash generation accretion, and yield with substantial benefits realized by share returns until 2008-2009 market dislocations and commodity risk-averse trends ($ in billions) ($/share split adjusted) (1) See Reg G's for detailed Adjusted EBITDA and Adjusted Cash flow from Operations calculations (2) Yearly stock prices represent year-end prices; CAGR represents per share change calculated using closing price of $9.63 on 12/2/2003 6 Year CAGR of 17% 4 Year CAGR of 45% 2 Year CAGR of 54% III. NRG: A Track Record of Financial Success Retail

III. NRG Share Performance vs. Coal-Based IPP Peers & Utilities GICS Group Median

NRG

Relative Total Shareholder Return (1- year)[1]



30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
12/31/2008
3/31/2009
6/30/2009
9/30/2009
12/31/2009
NRG
Utilities Median (GICS 5510)
Coal-Based IPP Median

Relative Total Shareholder Return (3- years annualized)[2]



225%
200%
175%
150%
125%
100%
75%
50%
25%
0%
-25%
-50%
-75%
12/31/2006
3/31/2007
6/30/2007
9/30/2007
12/31/2007
3/31/2008
6/30/2008
9/30/2008
12/31/2008
3/31/2009
6/30/2009
9/30/2009
12/31/2009
NRG
Utilities Median (GICS 5510)
Coal-Based IPP Median

CEO Total Direct Compensation (TDC)

($ in thousands)	FY2008	FY2009	YoY Change	% Change
Salary	$1,098	$1,100	$ 2	0.2%
Bonus	$0	$200	$200	NA
Non-Equity Incentives	$1,924	$2,121	$197	10.2%
Stock Options	$2,828	$2,938	$110	3.9%
Stock Awards[4]	$1,905	$2,143	$238	12.5%
Deferred Comp & Pension	$17	$38	$ 21	123.5%
All Other Compensation	$60	$54	- $6	-10.0%
(TDC)	$7,832	$8,594	$762	**9.7%**

NRG TSR vs Coal Peers and Utilities GIC Group

TSR	Utilities Median (GICS 5510)	NRG	Coal-based IPP Peers Median [3]
1-Year [1]	12.56%	1.20%	-9.50%
3-Year [2] (Annualized)	0.02%	-5.53%	-26.16%

Coal Based IPP Group provides more direct basis for comparison for NRG share performance

1) Data includes trading period from 12/31/2008 through 12/31/2009; 2) Data includes trading period from 12/29/2006 through 12/31/2009; 3) IPP (pure merchant/wholesale generators includes those with coal portfolios (RRI, MIR, DYN) and excludes gas only generator CPN (which began trading 1/16/08); 4) Stock awards granted in 2008 and 2009 shows performance-based pay is going up and time-based is going down:2008 Stock Awards ($m): Total: $1,905 with Time-based: $1,087 and Performance-based: $818 versus 2009 Stock Awards ($m): Total: $2,143 with Time-based:$747 and Performance-based:$1,396

From strategic, financial and share performance, NRG leads other "pure merchant coal generator" space

21

III. CEO Compensation Plan Design Annual Non-Equity Incentives Adj EBITDA 40% 80% of CEO's total incentive opportunity driven by financial performance (60% of target opportunity) Annual Non-Equity Incentives Adj FCF 40% 80% of CEO's total incentive opportunity driven by financial performance (60% of target opportunity) Annual Non-Equity Incentives Internal Metrics2 20% 80% of CEO's total incentive opportunity driven by financial performance (60% of target opportunity) Long Term Equity Incentives Non-qualified Stock Options (NQSOs) 50% No value to the CEO unless stock price increases from the date of grant Long Term Equity Incentives Performance Units (PUs) 33% Require a minimum of 9% year-over-year stock appreciation to have value High Standard: CEO has yet to reach his aggressive PU share price targets, even with NRG's superior financial performance Long Term Equity Incentives Restricted Stock (RSUs) 17% Minor portion is service-based, however the value fluctuates with stock price Board Compensation Committee engages 3rd party consultant (Fredrick W. Cook & Co.) to assess annually appropriate and competitive executive compensation plan with peer groups of 12-20 companies in sector (16 in 2009) Board approved Compensation plan tied heavily towards company performance Compensation Pay for Performance CEO TDC plan aligned with performance Component Opportunity1 1Annual Cash Incentive Opportunity percentages represent the portion of total opportunity 2Includes Safety, Environmental, Staff development, and Strategic Development

III. CEO 2009 Compensation: Competitive, Fair & Results-Oriented Adj EBITDA = $2,320m 40% $2,618m Adj FCF = $900m 40% $1,252m Safety = 1.28/ Environmental 5% 1.16 Strategic Development/Business Development 7.5% 6.0% Achieved II Magazine Investor Comment: "David Crane maintains a good business strategy" Staff Development & Retention 7.5% 6.0% Achieved Sell-sider Comment: "We were very impressed with the caliber of the management team" No material methodology change for executive compensation plan in 2009 vs. prior years and modest year-on-year increase CEO pay tied to key metrics of importance for valuation to stakeholders NRG Target 2009 Results 2009 Outperformance vs Target 13% Improvement 39% Improvement 9% Improvement in Safety; Quantified and Implemented Cost Effective Capital Improvement Plan CEO TDC increase was result of record outperformance and was near equally weighted between cash and equity incentives which are significantly performance based Total Direct Compensation (TDC) 2009 2008 % change Total Direct Compensation (TDC) $8,594 $7,832 9.7% % CEO Total Opportunity1 1 Percentages represent proportion of total opportunity up to maximum achievement; EBITDA and FCF drive all opportunity above target. See proxy pages 48 - 50 for additional detail.

III. NRG Investor Profile The majority of our shareholders are long-time holders and recognize NRG Board and management track record of execution and support future strategy and path for value creation David Crane voted Second Place - Best CEO in Electric Utilities by buy side and sell side in Institutional Investor's (II) 2010 All-America Executive Team II Magazine Investor comments: "David Crane has all- around ability" "David Crane is a visionary leader who has shown excellence in risk management" Investor Ranking & Comments *= Different hold profiles over period

III. Financial Community & Industry Awards & Accolades S&P 500 Index- Added to the Index on January 28, 2010 Energy Central Magazine- David Crane recognized as EnergyBiz CEO of the year (2010) Institutional Investor Magazine- David Crane Ranked #2 Electric Utility CEO by Buyside Investors and Sell Side research analysts (2010) Ernst & Young- New Jersey Entrepreneur of the Year "Transformational Achievement" award (2010) Fortune 500 Magazine- Ranked 12th Fastest Growing Company (2009) Fortune 500 Magazine- Ranked in top 10% for "Best Investment" (2008) Platt's Recipient of Energy Company and Industry Leader of the Year (2007)

Appendix: Reg. G

Reg. G Appendix: Full Year 2004 - 2009 Free Cash Flow reconciliation The following table summarizes the calculation of free cash flow and provides a reconciliation to cash flow from (used by) operations 2004 2005 2006 2007 2008 2009 Cash Flow from Operations $645 $ 68 $408 $1,517 $1,479 $2,106 Hedge Reset - - 1,361 - - - Reclassifying of payment of Financing Element of Acquired Derivatives - - (296) - (43) (79) Cash receipts from termination of hedges associated with CSRA unwind - - - - - (165) Adjusted Cash Flow from Operations 645 68 1,473 1,517 1,436 1,862 Margin 7 405 (454) 125 417 (127) Option Premiums Collected - - - (8) (268) 282 Maintenance CapEx (119) (88) (210) (210) (182) (250) Preferred Dividends - (20) (50) (55) (55) (33) Adjusted Recurring Free Cash Flow $533 $ 365 $759 $1,369 $1,348 $1,734 Note: Option premium collections were a driver of margin movements and therefore excluded from the Adjusted Free Cash Flow calculation

Reg. G Appendix: Full Year 2004 EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/(loss) (dollars in millions) Total Net Income (Loss) 186 Plus: Income Tax 65 Interest Expense 244 Amortization of Finance Costs 9 Amortization of Debt (Discount)/Premium 13 Refinancing Expense 72 Depreciation Expense 208 WCP CDWR contract amortization 116 Amortization of Power Contracts 35 Amortization of Emission Credits 18 EBITDA 966 (Income)/Loss from discontinued operations (25) Corporate relocation charges 16 Reorganization items (13) Impairment charges 45 Write down of notes receivable 5 FERC-authorized settlement with CT L&P (39) Write Downs/Loss on Sales of Equity Investments 16 Adjusted EBITDA 971 Less: MtM positions 59 Adjusted EBITDA, excluding MTM 912

Reg. G Appendix: Full Year 2005 EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/(loss) (dollars in millions) Total Net Income (Loss) 84 Plus: Income Tax 47 Interest Expense 174 Amortization of Finance Costs 5 Amortization of Debt (Discount)/Premium 5 Refinancing Expense 65 Depreciation Expense 162 Amortization of Power Contracts (9) Amortization of Emission Credits 15 EBITDA 548 (Income) Loss from Discontinued Operations (12) Write-Down and (Gain)/Losses on Sales of Equity Method Investments 31 Corporate Relocation charges 6 Impairment charges 6 Gain on Settlement (7) Gain on sale of land (4) TermoRio legal matters (11) Gain on Crockett contingency (3) Adjusted EBITDA 554 Less: MtM Forward Positions (119) Add: Prior Period MtM 58 Adjusted EBITDA, excluding MtM 731

Appendix: 2006 EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income/(loss) (dollars in millions) Total Net Income (Loss) 621 Plus: Income Tax 322 Interest Expense 560 Amortization of Finance Costs 24 Amortization of Debt (Discount)/Premium 6 Refinancing Expense 187 Depreciation Expense 590 Amortization of Power Contracts (1,701) Amortization of Fuel Contracts 85 Amortization of Emission Credits 47 EBITDA 741 Net (Income) Loss from Discontinued Operations (78) Write-Down and (Gain)/Losses on Sales of Equity Method Investments (8) Legal Settlement (74) Acquisition Integration Costs 14 Audrain Asset Sale Adjustment (3) Station Service Reserve Reversal (15) Gain on Dissolution of Pike (13) Property Tax refund Prior Years (9) Reclassify Emission Credit Sale - Hedge Reset 1,202 Mirant Defense 6 Adjusted EBITDA 1,763 Less: MtM forward position accruals 143 Add: Prior period MtM reversals (116) Less: Hedge Ineffectiveness 28 Adjusted EBITDA, excluding MtM 1,476 Reg. G

Reg. G Appendix: 2007 Adjusted EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income

Reg. G Appendix: 2008 Adjusted EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income

Reg. G Appendix: 2009 Adjusted EBITDA Reconciliation The following table summarizes the calculation of adjusted EBITDA and provides a reconciliation to net income

Reg. G Appendix Table: The following table summarizes the calculation of the following: Debt to Adjusted EBITDA, Funds from Operations to Debt, Adjusted EBITDA to Interest and Net Debt to Capital 3.22 3.82 Debt/Adjusted EBITDA 2,618 912 Adjusted EBITDA 8,418 3,484 Gross debt Debt to Adjusted EBITDA 23.1% FFO/Debt 8,418 Gross debt 1,948 47 Less: Cash Taxes 623 Less: Cash Interest 2,618 Adjusted EBITDA Funds From Operations: Funds from Operations to Debt 43.5% 46.9% Net Debt/Cap 14,058 5,072 7,548 2,286 Book value of common Equity 396 406 Preferred Stock 6,114 2,380 Net debt Capital 8,418 3,484 Gross debt Net Debt to Capital 2009 Numerator: Denominator: Numerator: Denominator: Numerator: Denominator: Capital 2004 2,304 1,104 Less: Total Cash (excl. restricted cash) 6,114 2,380 Net Debt 2009 2004 4.20 3.09 Debt/Adjusted EBITDA 623 295 Interest 2,618 912 Adjusted EBITDA Adjusted EBITDA / Interest Numerator: Denominator: Source: 16.7% 3,484 583 34 295 912 2004 data - 2005 10K and 2005 year-end earnings call deck 2009 data - 2009 10K and 2009 year-end earnings call deck